EXHIBIT 99.2





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                   [Letterhead of Porter, Le Vay & Rose, Inc.]



FOR:              LASERGATE SYSTEMS, INC.

FROM:             Michael Porter

COMPANY           Vickie L. Guth
CONTACT:          Chief Financial Officer
                  (813) 725-0882

                                                   FOR IMMEDIATE RELEASE

        LASERGATE SYSTEMS, INC. COMPLETES $2.1 MILLION PRIVATE PLACEMENT


     CLEARWATER, FL., Oct. 27 - Lasergate Systems, Inc. (NASDAQ: LSGT), announced today that it has completed a $2.1 million private placement of Convertible Preferred Stock.

     "The proceeds will be used to fund the company's working capital needs," Jacqueline Soechtig, president and chief executive officer, said. Ms. Soechtig noted that the company's acquisitions of Delta Information Services, Inc. and Globe Information Systems, Ltd., completed since its public offering in October 1994, and the efforts to integrate those businesses with Lasergate's existing business required significant financial resources, and that the successful completion of this private placement became necessary in order to fund the company's continued growth.

     Lasergate Systems, Inc. develops, assembles, markets, installs and services admission control and revenue accounting systems for general admission and reserve seating at amusement and theme parks, sports and multi-purpose arenas, night clubs and a variety of public facilities.

                                  *************
1995